EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT
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                                                                  State/Country
Company Name                                                      of Incorporation
------------                                                      ----------------

Knight-Ridder, Inc.                                               Florida
     Aberdeen News Company                                        Delaware
     The Beacon Journal Publishing Company                        Ohio
     The Bradenton Herald, Inc.                                   Florida
     Circom Corporation                                           Pennsylvania
     Contra Costa Newspapers, Inc.                                California
     Cypress Media, Inc.                                          New York
         Cypress Media, LLC (1)                                   Delaware
                    Belleville News-Democrat                      *
                    Kansas City Star                              *
                    Wilkes-Barre Times Leader                     *
               Quad County Publishing, Inc. (1)                   Illinois
                 Star-Telegram Operating, Ltd. (1)                Texas
                    Ft. Worth Star-Telegram                       *
     Detroit Free Press, Incorporated                             Michigan
         Detroit Newspaper Agency                                 Michigan (partnership)
     Drinnon, Inc.                                                Georgia
     Grand Forks Herald, Incorporated                             Delaware
     Gulf Publishing Company, Inc.                                Mississippi
     KR Net Ventures, Inc.                                        Delaware
         InfiNet Company                                          Virginia (partnership)
     KR Newsprint Company                                         Florida
         Southeast Paper Manufacturing Co.                        Georgia (partnership)
     KRI Property, Inc.                                           Florida
     KR Publication Services, Inc.                                Delaware
     KR Video, Inc.                                               Delaware
     Keynoter Publishing Company, Inc.                            Florida
     Knight News Services, Inc.                                   Michigan
         Knight-Ridder Tribune Information Services               District of Columbia (partnership)
     The Knight Publishing Co.                                    Delaware
     Knight-Ridder Business Information Services, Inc.            Delaware
         Knight-Ridder Financial/Japan, Inc.                      Delaware
         Technimetrics, Inc.                                      Delaware
               Grabill-Bloom, Inc.                                Illinois
               Technimetrics Asia, Ltd.                           Delaware
     Knight-Ridder Cablevision, Inc.                              Florida
         KRC-NJFT, Inc.                                           Delaware
         KRC-SNJ, Inc.                                            Delaware
         TKR Cable Partners                                       Colorado (partnership)
            TCI-TKR L.P.                                          Colorado (partnership)
     Knight-Ridder International, Inc.                            Delaware
         KR U.S.A., Inc.                                          Delaware
     Knight-Ridder Investment Company                             Delaware
         Knight-Ridder Leasing Company                            Florida
         Seattle Times Company                                    Delaware

(1)   Star-Telegram Operating, Ltd. is owned 90% by Quad County Publishing, Inc.
      and 10% by Cypress Media, LLC
*     Indicates that the company name listed is a division, not a legal entity.


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                                                                  State/Country
Company Name                                                      of Incorporation
------------                                                      ----------------

     Knight-Ridder New Media, Inc.                                Delaware
     Knight-Ridder Shared Services, Inc.                          Florida
     Lexington Herald-Leader Co.                                  Kentucky
     MHPC International, Inc.                                     Florida
     The Macon Telegraph Publishing Company                       Georgia
     MediaStream, Inc.                                            Delaware
     The Miami Herald Publishing Company                          *
     Monterey Newspapers, Inc.                                    Colorado
         The Monterey County Herald                               *
         San Luis Obispo Telegram-Tribune                         *
     News Publishing Company                                      Indiana
         Fort Wayne Newspapers, Inc.                              Indiana
         Fort Wayne Newspapers Agency                             Indiana (partnership)
     Nittany Printing and Publishing Company                      Pennsylvania
     Northwest Publications, Inc.                                 Delaware
         Duluth News-Tribune & Herald                             *
         Saint Paul Pioneer Press                                 *
     The Observer Transportation Company                          North Carolina
     Philadelphia Newspapers, Inc.                                Pennsylvania
         Apartment Solutions, Inc.                                Pennsylvania
         Marketplace Advertising, Inc.                            Pennsylvania
     Philadelphia Online, Inc.                                    Delaware
     Post Tribune Publishing, Inc.                                Indiana
     Press-Telegram Publications, Inc.                            California
     The R.W. Page Corporation                                    Georgia
     Ridder Publications, Inc.                                    Delaware
         KR Land Holding Corporation                              Delaware
     San Jose Mercury News, Inc.                                  California
     The State-Record Company, Inc.                               South Carolina
         Newberry Publishing Company, Inc.                        South Carolina
     Sun Publishing Company, Inc.                                 South Carolina
     Tallahassee Democrat, Inc.                                   Florida
     Tribune Newsprint Company                                    Utah
         Ponderay Newsprint Company                               Washington (partnership)
     Twin Cities Newspaper Services, Inc.                         Minnesota
     Wichita Eagle and Beacon Publishing Company, Inc.            Kansas

*    Indicates that the company name listed is a division, not a legal entity.